First California Financial Group, Inc. S-3

Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C.G. Kum and Romolo Santarosa, and each or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration on Form S-3 and any and all amendments (including post-effective amendments) to such registration statement (and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

/s/ C.G. Kum	/s/ John W. Birchfield
C.G. Kum	John W. Birchfield
Director, President and Chief Executive Officer	Director
(Principal Executive Officer)

/s/ Romolo Santarosa	/s/ Joseph N. Cohen
Romolo Santarosa	Joseph N. Cohen
Senior Executive Vice President and Chief	Director
Operating Officer/Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)

/s/ Robert E. Gipson	/s/ Antoinette T. Hubenette, M.D.
Robert E. Gipson	Antoinette T. Hubenette, M.D.
Chairman of the Board of Directors	Director

/s/ Richard D. Aldridge	/s/ Thomas Tignino
Richard D. Aldridge	Thomas Tignino
Director	Director

/s/ Donald E. Benson
Donald E. Benson
Director